UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 11, 2026
Date of Report
(Date of Earliest Event Reported)
WSFS Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35638	22-2866913
(State or Other Jurisdiction of Incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)
500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, including Area Code: (302) 792-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 11, 2026, Rodger Levenson, Chairman, President and Chief Executive Officer of WSFS Financial Corporation (the “Company”), adopted a pre-arranged stock trading plan (the “Plan”) intended to satisfy the affirmative defense conditions of Rule 10b5-1 under the Securities Exchange Act of 1934. The Plan provides for the potential exercise of vested stock options and the associated sale of up to 65,446 shares of common stock between June 10, 2026 and June 30, 2027. Mr. Levenson adopted the Plan for personal financial and estate planning purposes.

As of the date of this filing, Mr. Levenson beneficially owns approximately 247,000 shares of common stock. Assuming all planned sales are completed under the Plan, Mr. Levenson will retain beneficial ownership of common stock well above the Company’s applicable stock ownership guidelines of 100,000 shares of vested common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	March 11, 2026	By:	/s/ David Burg
David Burg Executive Vice President, Chief Financial Officer